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                                                                   Exhibit 3.5A

                        The Commonwealth of Massachusetts
                 OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
                       Michael Joseph Connolly, Secretary
                     ONE ASHBURTON PLACE, BOSTON, MASS 02108

                            ARTICLES OF ORGANIZATION
                              (Under G.L. Ch. 156B)
                                  Incorporators

            NAME                                 POST OFFICE ADDRESS
            ----

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

      Dennis S. Cameron                 Three Ocean Drive, Ipswich, MA 01938

      The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

      1.    The name by which the corporation shall be known is:

                          Cameron Office Products, Inc.

      2.    The purpose for which the corporation is formed is as follows:

To do all things necessary in the manufacture, sale, lease, purchase and repair of electronic office equipment, as well as any and all support items to be used with or in conjunction with business and/or office equipment machinery of every kind and nature; to buy, sell, lease and purchase land or buildings to serve any or all of the above purposes; and to do or cause to have done any and all such acts and things as may be necessary, desirable, convenient, or incidental to the consummation or accomplishment of any or all of the foregoing purposes.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8-1/2x11 sheets of paper leaving at least 1 inch for binding. Additions to more than one article may be continued on

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Examiner


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Name
Approved


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      3.    The Total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

              --------------------------------------------------------------------------------
                               WITHOUT PAR VALUE                      WITH PAR VALUE
              --------------------------------------------------------------------------------
                                                                           PAR
              CLASS OF STOCK   NUMBER OF SHARES     NUMBER OF SHARES      VALUE      AMOUNT
              --------------------------------------------------------------------------------
              Preferred                                                               $
              ................................................................................

              ................................................................................
              Common                 1,000
              --------------------------------------------------------------------------------

     *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                  None.

      *5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                  See sheet 5A attached.

      *6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                  None.

* If there are no provisions state "None".
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                                      5A

      Any stockholder, including the heirs, assigns, executors, or administrators of a deceased stockholder, desiring to sell or transfer such stock owned by him or them, shall first offer it to the corporation through the Board of Directors, In the manner following:

      He shall notify the directors of his desire to sell or transfer by notice or in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty (30) days thereafter either accept the offer, or by notice to him in writing name a second arbitrator, and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

      After the acceptance of the offer, or the report of the arbitrators as to the value of the stock, the directors shall have thirty (30) days within which to purchase the same at such valuation, but, if at the expiration of thirty (30) days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

      No shares of stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.
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      7.    By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

      8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth of if later date is desired specify date (not more than 30 days after the date of filing.)

                  January 1, 1987

      9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

            a. The post office address of the initial principal office of the corporation of Massachusetts is:

                        62 Turnpike Road, Rowley, MA 01969

            b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

             NAME              RESIDENCE AND            POST OFFICE ADDRESS

President: Dennis S. Cameron, Three Ocean Drive, Ipswich, MA 01938

Treasurer: Dennis S. Cameron, Three Ocean Drive, Ipswich, MA 01938

Clerk:     Dennis S. Cameron, Three Ocean Drive, Ipswich, MA 01938

Directors: Dennis S. Cameron, Three Ocean Drive, Ipswich, MA 01938

            c. The date initially adopted on which the corporations fiscal year ends is:

                        December 31

            d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                        First Tuesday of February

            e. The name and business address of the resident agent. if any. of the corporation is:

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 29th day of December, 1986.

              /s/ Dennis S. Cameron
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                  Dennis S. Cameron

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The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.